                                                                   Exhibit 3.16a

                          CERTIFICATE OF INCORPORATION

                                       OF

                           EASTERN COPY PRODUCTS, INC.

                Under Section 402 of the Business Corporation Law

            The undersigned, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

            1. The name of the corporation is

                  EASTERN COPY PRODUCTS, INC.

            2. The purpose for which this corporation is formed is as follows, to wit:

                  To engage in any mercantile or trading business of any kind or character whatever, within or without the state of New York, buy and sell, as broker or agent or on its own account, at wholesale and retail, import and export, acquire, own, exchange, barter, transfer, contract, lease, encumber, prepare for market, package, distribute, ship, install, service, repair, alter, conduct, operate, and more particularly but without limiting the generality of the foregoing, to carry on in all its branches and to generally deal in copy product machines, equipment and supplies.

            3. The office of this corporation is to be located in:

                      City of Syracuse
                      County of Onondaga
                      State of New York

            4. The aggregate number of shares which this corporation shall have authority to issue is two hundred (200) shares of one class only, which shares are without par value.

            5. The Secretary of State of the State of New York is hereby designated the agent of this corporation upon whom process against this corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against this corporation served upon him as agent of this corporation is:

                    2606 Erie Boulevard East
                    Syracuse, New York 13224

            6. The corporation intends to establish the period beginning the 1st day of January, 1976 and ending the 31st day of July, 1976 as its first fiscal year for reporting the franchise tax on business corporations imposed by article nine-a of the New York tax law.

            IN WITNESS WHEREOF, the undersigned has executed, signed and acknowledged this certificate of incorporation this 16th day of December, 1975.


                                             /s/ Michael E. Kleinhans
                                             -----------------------------------
                                             Michael E. Kleinhans
                                             116 Welsh Drive
                                             Camillus, New York 13031

STATE OF NEW YORK   )
COUNTY OF ONONDAGA  )

            On this 16th day of December, 1975 before me personally came MICHAEL
E. KLEINHANS to me known and known to me to be the person described in and who executed the foregoing certificate of incorporation and he duly acknowledged to me that he executed the same.


                                             /s/ Barry R. Hill
                                             -----------------------------------
                                                     BARRY R. HILL
                                                     Notary Public

                                                          [STAMP]
                                                       BARRY R. HILL
                                         Notary Public, in the State of New York
                                                      No. [ILLEGIBLE]
                                                       [ILLEGIBLE]
                                           My Commission Expires March 30, 1976

                                  F 0909000367

                          CERTIFICATE OF CHANGE OF THE

                         CERTIFICATE OF INCORPORATION OF

                           EASTERN COPY PRODUCTS, INC.

                  [STAMP] INFO                    [STAMP] INFO

               Under Section 805-A of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

      (1) The name of the corporation is:

                  EASTERN COPY PRODUCTS, INC.

      (2) The Certificate of Incorporation was filed by the Department of State on the 23rd day of December, 1975.

      (3) The Certificate of Incorporation is changed as follows:

      Paragraph Five (5) of the Certificate of Incorporation is hereby amended to reflect the following changes:

      The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                    c/o  The Corporation
                         1224 West Genesee Street
                         Syracuse, NY 13204

      (5) The change to the Certificate of Incorporation was authorized by a vote of the Board of Directors, followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS - WHEREOF, this certificate has been subscribed this 10th day of July 1991 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.


/s/ Michael Kleinhans                   /s/ Judy Kleinhans
--------------------------------        ----------------------------------
Michael Kleinhans, President            Judy Kleinhans, Secretary

                                                                   F960119000001
                                                                          CSC 45

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           EASTERN COPY PRODUCTS, INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

      The undersigned, being the Secretary of Eastern Copy Products, Inc., does hereby certify and set forth:

      1. The name of the corporation is Eastern Copy Products, Inc.

      2. The certificate of incorporation of Eastern Copy Products, Inc., was filed by the Department of State on December 23, 1975.

      3. The Certificate of Incorporation is to be amended so as to add the following provision, relating to authorization of new shares:

            Paragraph Six (6) is to be added as follows:

                  6. The unanimous consent of the shareholders of the
            corporation required for the authorization of new shares or the issuance of authorized by unissued shares.

      4. The amendment to the certificate of incorporation was authorized by the vote of the Board of Directors followed by the affirmative vote of the holders of all outstanding shares entitled to vote thereon at a meeting of the shareholders of said corporation duly called and held on the 12th day of December, 1995.

      IN WITNESS WHEREOF, the undersigned has executed and signed this certificate this 12th day of December, 1995.


                                         /s/ Michael Kleinhans
                                         -------------------------------
                                         MICHAEL KLEINHANS, PRESIDENT


                                         /s/ Judy A. Kleinhans
                                         -------------------------------
                                         JUDY A. KLEINHANS, SECRETARY

STATE OF NEW YORK )
COUNTY OF ONONDAGA) SS.:

      JUDY A. KLEINHANS being first duly sworn deposes and says that she is the Secretary of Eastern Copy Products, Inc., that she has read the foregoing amendment to the certificate of incorporation and knows the contents thereof, and that the statements therein contained are true.


                                         /s/ Judy A. Kleinhans
                                         -------------------------------
                                         JUDY A. KLEINHANS, SECRETARY

Sworn to before me this
12th day of December, 1995.


/s/ Harold P. Goldberg
-----------------------------
NOTARY PUBLIC

              [STAMP]
        HAROLD P GOLDBERG
 NOTARY PUBLIC, State of New York
          No 02004989686
   Qualified in Onondaga County
    Commission Expires 12/11/99